Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Highlander Silver Corp.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/29/2026
Reporting Entity ESTMA Identification Number	E048931		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Sunny Lowe				Date	5/29/2026
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Highlander Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E048931
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Peru	Government of Peru	Geological, Mining and Metallurgical Institute (INGEMMET)			2,067,162					2,067,162	Payments made in Peruvian soles were translated to CAD using payment-date exchange rates; the average exchange rate was 1 CAD = S/2.652.
Additional Notes:

2

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Highlander Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E048931
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Peru	San Luis			2,055,255					2,055,255	Payments made in Peruvian soles were translated to CAD using payment-date exchange rates; the average exchange rate was 1 CAD = S/2.652.
Peru	La Estrella			11,907					11,907	Payments made in Peruvian soles were translated to CAD using payment-date exchange rate of 1 CAD = S/2.660.
Additional Notes:

3